UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2021
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Primo Water Corporation
(Exact name of registrant as specified in its charter)
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Ontario	001-31410	98-0154711
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Corporate Center III 4221 W. Boy Scout Blvd., Suite 400 Tampa, Florida, United States		33607
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (813) 313-1732

N/A (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without nominal or par value	PRMW	New York Stock Exchange
	PRMW	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2021, Primo Water Corporation (the “Company”) announced the appointment of Cate Gutowski, age 46, as Chief Operating Officer of the Company, effective as of October 27, 2021 (the “Effective Date”).

Since March 2019, Ms. Gutowski held roles of progressive responsibility at Amazon Web Services (“AWS”), a provider of on-demand cloud computing platforms to individuals, companies, and governments. Most recently, she was the Worldwide Head of Enablement, Training, & Communications, where she led the field activation of the company growth strategy through the delivery of enablement designed to increase the state of readiness of the AWS sales and technical teams for customer conversations. As AWS product innovation scaled rapidly, Ms. Gutowski also scaled field readiness through the implementation of self-service models, and artificial intelligence and machine learning-based technology systems. Prior to Amazon, Ms. Gutowski worked in the aviation industry as the Senior Vice President of Global Sales and Service at Panasonic Avionics, where she led the commercialization of breakthrough entertainment solutions, building the business of airline customers, partners, and developers. Prior to this, Ms. Gutowski began her career at the General Electric Company, a multinational conglomerate, as a trainee in GE’s Technical Leadership Program. Over 20 years, she held numerous operational and commercial roles both domestically and internationally, including Vice President of Product Management – Digital Transformation, VP of Product Management for EMEA, and the General Manager of Commercial Operations for EMEA.

In connection with Ms. Gutowski’s appointment, the Company entered into an offer letter setting out the terms of her employment.

Ms. Gutowski will earn an annual base salary of $600,000 and is eligible to participate in the Company’s annual executive bonus plan with an annual target bonus equal to 75% of her base salary, and she has the opportunity to earn up to 150% of her base salary for achievement of goals in excess of the target goals, as approved by the Human Resources and Compensation Committee of the Board of Directors of the Company. She will also receive an annual car allowance of $13,500. In addition, prior to January 31, 2022, she will receive a cash bonus equal to $500,000. This bonus is subject to repayment under certain circumstances if Ms. Gutowski voluntarily resigns for any reason or if Ms. Gutowski is terminated for Cause (as such term is defined in the Severance Plan (as defined below)) in the first eighteen months of her tenure as Chief Operating Officer.

Ms. Gutowski will also be provided a relocation package (or be paid a relocation allowance in an amount up to $250,000 on an after-tax basis) for relocation assistance to the Tampa, Florida area. This payment is subject to repayment under certain circumstances if Ms. Gutowski does not relocate to the Tampa, Florida area by a certain deadline, if Ms. Gutowski voluntarily resigns from her position for any reason or is terminated for Cause (as such term is defined in the Severance Plan) in the first year of her tenure as Chief Operating Officer.

Ms. Gutowski will be eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives.

On the Effective Date, she will receive a one-time award of time-based restricted share units equal to $4,300,000, which vests in two equal annual installments after the Effective Date. The time-based restricted share units are subject to accelerated vesting if Ms. Gutowski is terminated without Cause (as such term is defined in the Severance Plan) in the first eighteen months of her tenure as Chief Operating Officer. The award of time-based restricted share units will otherwise be governed by the Company’s equity incentive plans and award agreements.

Ms. Gutowski will participate in the Company’s Amended and Restated Severance and Non-Competition Plan dated December 9, 2020 (the “Severance Plan”) as a “Level 2” participant, which entitles her to a cash payment equal to the sum of her annual base salary and target bonus multiplied by 1.25, if her employment is terminated by the Company without Cause or by her for Good Reason (as such terms are defined in the Severance Plan).

Ms. Gutowski is subject to standard confidentiality undertakings and has agreed to several restrictive covenants. She has agreed to a non-competition covenant that generally limits her ability to compete with the Company in any country in which it conducts business. She has also agreed to non-solicitation and non-disparagement covenants. These limitations continue during the term of employment and for a period of fifteen months following termination, regardless of the cause of the termination.

There is no arrangement or understanding between Ms. Gutowski and any other person(s) pursuant to which she was appointed Chief Operating Officer. Ms. Gutowski does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Other than her employment relationship, Ms. Gutowski does not have a direct or indirect material interest in any transaction in which the Company is a participant.

The foregoing description of Ms. Gutowski’s offer letter is qualified in its entirety by reference to the full text of the offer letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On September 30, 2021, the Company issued a press release announcing the appointment of Ms. Gutowski as the Company’s Chief Operating Officer, which is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter with Cate Gutowski, dated September 16, 2021.*
99.1	Press Release of Primo Water Corporation, dated September 30, 2021 (furnished herewith).

104	Cover Page Interactive Data (embedded within the Inline XBRL document).
* Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Water Corporation
(Registrant)

September 30, 2021

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Chief Legal Officer and Secretary